EXHIBIT 10.13(c)

                 AMENDMENT NO. 5 TO EQUIPMENT LEASE AGREEMENT


          This Amendment No. 5 to Equipment Lease Agreement (this "Amendment"), executed as of December 1, 1995 and effective as of the Payment Date (as defined in the Lease) on November 4, 1995, is by and between Carlisle Plastics, Inc., a Delaware corporation ("Lessee"), and General Electric Capital Corporation, a New York corporation, as Agent for itself and certain Participants ("Lessor").


                                   RECITALS
                                   --------
           A. Lessee and Lessor are parties to an Equipment Lease Agreement dated as of April 4, 1994, as amended by that certain First Amendment to Equipment Lease Agreement dated as of August 17, 1994, that certain Amendment No. 2 to Equipment Lease Agreement dated as of October 25, 1994, that certain Amendment No. 3 to Equipment Lease Agreement dated as of June 14, 1995 and that certain Amendment No. 4 to Equipment Lease Agreement executed as of November 13, 1995 and effective as of September 30, 1995 (as the same may be hereafter amended, restated, supplemented or otherwise modified from time to time, the "Lease").

           B. In order to reflect the termination of the Lease with respect to certain items of Equipment (the "Terminated Equipment"), Lessee and Lessor have agreed to further amend the Lease in the manner set forth herein.

           NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

           1. DEFINED TERMS. Capitalized terms used herein and not otherwise defined shall have their meaning as defined in Exhibit B to the Lease.

          2.   AMENDMENTS TO LEASE.

                2.1 SECTION 21 OF LEASE. Section 21 of the Lease is hereby amended by deleting the second sentence thereof in its entirety and by substituting therefor the following:

               "The Fixed Purchase Price of the Equipment shall be an amount equal to (i) $800,448, less (ii) an amount determined by multiplying $800,448 by a fraction, the numerator of which shall be equal to the sum of (A) the Total Funding Amount of all items of Equipment theretofore purchased by Lessee under Sections 20(a), (b) or (c) hereof, the purchase price of which has been paid to Lessor, (B) the

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          Total Funding Amount of all items of Equipment as to which a
          Total Loss has occurred and Lessee has paid Lessor the Stipulated Loss Value thereof, and (C) the Total Funding Amount of all items of Equipment as to which Lessor shall have given its express written consent to the early termination of this Lease with respect thereto, the purchase price of which has been paid to Lessor, and the denominator of which shall be the original Total
          Funding Amount of all Equipment subject to this Lease on the Lease Commencement Date, together with all rent and other sums then due on such date, plus all taxes and charges upon sale and all other expenses incurred by Lessor in connection with such sale".

               2.2  EQUIPMENT SCHEDULE NO. 1.  Equipment Schedule
     No. 1 dated as of April 4, 1994 is deleted in its entirety and Equipment Schedule No. 2 executed as of December 1, 1995 and effective as of November 4, 1995 and attached hereto as EXHIBIT A is substituted in lieu thereof. Prior to the execution and delivery of this Amendment, Lessee shall have paid (i) $591,406.64 to Lessor in payment for the equipment listed on EXHIBIT B-1 hereto (this payment is comprised of $585,551.13, representing the Termination Value of such equipment, plus $5,855.51, representing a one percent (1%) early termination fee) and (ii) $729,287 to Lessor in payment for the equipment listed on Exhibit B-2 hereto (representing the Termination Value of such equipment).

           3. OBLIGATIONS UNDER LEASE. Notwithstanding anything to the contrary contained herein or in any agreement, document or instrument executed in connection herewith, Lessee hereby acknowledges and agrees that Lessee shall remain fully liable for any obligations of Lessee with respect to the Terminated Equipment arising or accruing prior to the date hereof and in respect of acts, omissions or events occurring, relating to or arising in connection with the Terminated Equipment prior to the termination of the Lease with respect thereto, regardless of when the same may be asserted.

          4. CONDITIONS TO EFFECTIVENESS. This Amendment shall not become effective, and Lessor shall have no obligation hereunder, until the following conditions shall have been satisfied in full, in Lessor's sole discretion:

           (a) Lessor shall have received original counterparts of this Amendment, duly executed by each party hereto; and

           (b) on and as of the date hereof, the representations and warranties of Lessee made pursuant to SECTION 5 hereof shall be true, accurate and complete in all respects.

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          5.   REPRESENTATIONS AND WARRANTIES OF LESSEE.  In order to
induce Lessor to enter into this Amendment, Lessee makes the following representations and warranties, each of which shall survive the execution and delivery of this Amendment:

          (a)  as of the date hereof, no Default or Potential
     Default has occurred and is continuing under the Lease and, after giving effect to this Amendment and the transactions contemplated hereby, no Default or Potential Default shall have occurred and be continuing under the Lease;

           (b) as of the date hereof and after giving effect to this Amendment and the transactions contemplated hereby, the representations and warranties of Lessee contained in the Lease Documents are true, accurate and complete in all respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent that any such representation or warranty expressly relates to an earlier date; and

           (c) the execution, delivery and performance by Lessee of this Amendment and each of the agreements, schedules, exhibits, certificates, documents and other instruments attached hereto, described herein or contemplated hereby to which such Person is a party are within its corporate power and have been duly authorized by all necessary corporate action on the part of such Person (including, without limitation, resolutions of the board of directors and, as applicable, the stockholders, of such Person), and this Amendment and such agreements, schedules, exhibits, certificates, documents and instruments are the legal, valid and binding obligation of each such Person enforceable against each such Person in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally or by application of general principles of equity.

          6.   REFERENCE TO AND EFFECT ON THE LEASE.

                6.1 This Amendment shall be effective upon (i) the receipt by Lessee and Lessor of executed counterparts hereof or of telecopied confirmation of the execution and mailing of this Amendment, and the satisfaction, in the opinion of
     Lessor, of all conditions to the termination contained or
     referred to herein.   On or after the effective date hereof,
     each reference in the Lease to "this Lease," "hereunder," "hereof," "herein," or words of like import and each reference to the Lease in each document executed in connection therewith shall mean and be a reference to the Lease as amended hereby.

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               6.2  All of the terms, conditions and covenants of
     the Lease and the other documents executed in connection therewith shall remain unaltered and in full force and effect and shall be binding upon Lessee in all respects and are hereby ratified and confirmed.

               6.3 Except as specifically amended hereby, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of (a) any right, power or remedy of Lessor under the Lease or any of the documents executed in connection therewith, or (b) any Default or Potential Default under the Lease.

           7. COSTS AND EXPENSES. Lessee agrees to pay on demand all reasonable and documented costs and expenses of Lessor in connection with the preparation, execution and delivery of this Amendment and the transactions contemplated hereby, including the reasonable fees and out-of-pocket expenses of counsel for Lessor with respect thereto.

           8. CHOICE OF LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

           9. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          10. RATIFICATION. Except as expressly amended hereby, all of the representations, warranties, provisions, covenants, terms and conditions of the Lease shall remain unaltered and in full force and effect as amended hereby.

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           IN  WITNESS  WHEREOF, Lessee and Lessor have caused this
Amendment to be duly executed as of the day and year first set forth above.

GENERAL ELECTRIC CAPITAL CORPORATION,
a New York corporation,
as Agent for itself and certain
Participants

By:    /s/ James R. Newman
       -------------------------
Name:  James R. Newman
Title: Credit Manager


CARLISLE PLASTICS, INC.

By:    /s/ Cheryl J. Sauter
       -------------------------
Name:  Cheryl J. Sauter
Title: Treasurer